FIRST AMENDMENT TO LEASE


THIS FIRST AMENDMENT TO LEASE is made and entered into this 24th day of September, 1997, by and between CSM Corporation, a Minnesota corporation, ("Landlord") and Dynamark, Inc., a Minnesota corporation, ("Tenant").


                                    RECITALS

First: The Landlord and Tenant entered into a lease dated March 11, 1997, covering certain premises located at 4265 Lexington Avenue North, Arden Hills, Minnesota (the "Lease").

Second: The parties have executed this First Amendment to Lease, to confirm their agreement concerning certain makers related thereto;


                                    AGREEMENT

In consideration of the above stated premises, the mutual covenants herein contained, and for other good and valuable consideration, Landlord and Tenant hereby agree as follows:

1. Lease Term. Notwithstanding anything in the Lease to the contrary, Landlord and Tenant agree that the Initial Term of the Lease commenced on August 14, 1997 ("Commencement Date") and will terminate on December 31, 2006, unless sooner terminated as provided in the Lease.

2. Landlord Improvements. The Landlord and Tenant agree that the total increased costs incurred by Landlord, and to be reimbursed by Tenant, pursuant to Section
6.1 of the Lease, were Ninety Thousand and no/100 ($90,000.00) Dollars, and that the Tenant shall reimburse Landlord for such increased costs by paying Landlord three installments of Thirty Thousand and no/100 ($30,000.00) each, which installments shall be paid on October 1, 1997, November 1, 1997 and December 1, 1997.

3. Miscellaneous. Except as expressly stated herein, the Lease shall remain unchanged and in full force and effect.


LANDLORD:                                             TENANT:

CSM CORPORATION                                       DYNAMARK, INC.

BY:                                                   BY: /s/ James R. Schoeller
   ----------------------                                 ----------------------

ITS:  Vice President                                  ITS: Senior Vice President